EXHIBIT 99.6
PROMISSORY NOTE

U.S.	$375,000.00	February 22, 2007
Orange County, Florida

     THE UNDERSIGNED, Centeno Schultz, Inc., a Colorado corporation, having the address 11080 Circle Point Road, Suite 140, Westminster, Colorado, 80020 (“Maker”), promises to pay PainCare Acquisition Company XXI, Inc. (“Payee”), of 1030 North Orange Avenue, Suite 105, Orlando, Florida, 32801, the principal sum of Three Hundred and Seventy-Five Thousand and 00/100 Dollars ($375,000.00), to be repaid without interest except as otherwise set forth herein.

     1. Payments. On March 1, 2007, one payment of Twenty-Three Thousand Four Hundred Thirty-Seven and 50/100 Dollars ($23,437.50), shall be due and payable. On the first day of each consecutive calendar month thereafter, Maker shall pay to Payee monthly payments of Twenty-Three Thousand Four Hundred Thirty-Seven and 50/100 Dollars ($23,437.50) each, which payments shall continue through and include June 1, 2008, at which time all then outstanding principal, together with any unpaid interest if any, shall be due and payable in full.

     2. Settlement Agreement. This promissory note (“Note”) has been executed pursuant to that certain Settlement Agreement, dated February 22, 2007, by and among PainCare Holdings, Inc., Payee, Christopher J. Centeno, M.D., P.C., Therapeutic Management, Inc., Christopher J. Centeno, M.D., John Schultz, M.D., and Maker (the “Settlement Agreement”). The terms and provisions of the Settlement Agreement are incorporated herein by reference.

     3. Manner of Payment. All payments of principal and interest, if any, on this Note shall be made by certified or bank check at Payee’s address set forth in the preamble above, or at such other place as may be designated in writing by Payee. If any payment of principal or interest, if any, on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and if interest is accruing on the outstanding principal balance pursuant to Section 5 hereof, then such extension of time shall be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Florida.

     4. Default. The outstanding principal balance, plus all accrued but unpaid interest thereon if any, shall become immediately due and payable at the option of Payee, and Maker shall be in default (“Default”), upon the occurrence of any one or more of the following events:

     (a) Non-payment in any amount of any monthly installment within five (5) days after its due date;

     (b) The commencement by or against Maker of any proceeding, suit, or action for reorganization, dissolution, liquidation or adoption of a plan of liquidation under the Bankruptcy Code or any other applicable bankruptcy or insolvency laws;

     (c) The application for, or appointment of, a receiver for Maker or an assignment for the benefit of creditors by Maker;

  (d) The dissolution of Maker; or

     (e) An event of default under the Security Agreement (as defined in Section 6 hereof).

     Upon the occurrence and during the continuance of and event of Default hereunder: (1) interest on the outstanding principal balance of this Note shall accrue in accordance with Section 5 hereof, and (2) the Payee may, by written notice to the Maker, accelerate the indebtedness evidenced by this Note whereupon the outstanding principal balance of this Note shall forthwith become due and payable, together with interest accrued thereon, without presentation, demand, protest or further notice of any kind, all of which are hereby expressly waived.

     5. Interest. Upon the occurrence of an event of Default (regardless of whether or not Payee has accelerated the repayment of all or any part of the indebtedness evidenced by this Note), the outstanding principal balance of this Note shall bear interest, from the date of such event of Default until said amount is paid in full, payable on demand, at the Applicable Federal Rate, as such term is defined in the Internal Revenue Code, as amended.

     6. Security Interest. This Note is secured by and is subject to all the terms and conditions of that certain Security Agreement, dated of even date herewith executed by Maker in favor of Payee (the “Security Agreement”).

     7. Prepayments. This Note may be prepaid in whole or in part at any time without any penalty.

     8. Waiver of Presentment. Maker hereby waives presentment for payment, demand, notice of nonpayment, protest, and notice of protest and agrees that none of the terms or provisions hereof may be waived, altered, modified or amended except as Payee may consent thereto in writing, and then only to the extent and for the period of time expressly stated therein.

     9. Third Parties. This Note shall bind and inure to the benefit of the Maker and its executors, administrators, legal representatives, heirs, distributees, legatees, successors and assigns.

     10. Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     11. Waiver. No delay or omission on the part of Payee in exercising any right, power, or remedy hereunder shall operate as a waiver of such right, power, or remedy or of any right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right, power, or remedy on any future occasion.

     12. Severability. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

     13. Remedies, Other Obligations, Breaches and Injunctive Relief. Payee’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to Payee under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of Payee contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Payee’s right to pursue actual damages for any failure by Maker to comply with the terms of this Note.

     14. Governing Law. This Note is to be construed and enforced in accordance with the laws of the State of Florida.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned Maker has duly executed this Promissory Note as of the day and year above first written.

Centeno Schultz, Inc., a Colorado corporation

By: _/s/ Christopher J. Centeno, M.D.____________
Name: _Christopher J. Centeno, M.D.____________
Title: _President_____________________________